Exhibit 10.3

THIRD AMENDMENT TO CREDIT AGREEMENT
This Third Amendment to Credit Agreement (this “Amendment”), is entered into as of May 11, 2011 (the “Third Amendment Effective Date”), by and among SunPower Corporation, a Delaware corporation (the “Borrower”), SunPower Corporation, Systems, a Delaware corporation (“SCS”), SunPower North America, LLC, a Delaware limited liability company (together with SCS, each a “Guarantor,” and collectively, the “Guarantors”; the Borrower and the Guarantors being referred to herein, individually, as a “Loan Party” and collectively, as the “Loan Parties”), Union Bank, N.A., as administrative agent for the Lenders (as defined below) (in such capacity, the “Agent”), and the several financial institutions from time to time party to the Credit Agreement (as defined below) as lenders (the “Lenders”).
BACKGROUND
A.    The Loan Parties, the Agent and the Lenders are parties to that certain Credit Agreement, dated as of October 29, 2010, as amended by that certain First Amendment and Consent to Credit Agreement dated as of April 19, 2011 and that certain Second Amendment to Credit Agreement dated as of April 29, 2011, each by and among the Loan Parties, the Agent and the Lenders, and as further as amended, modified, supplemented, extended or restated from time to time (collectively, the “Credit Agreement”), pursuant to which the Lenders have provided a revolving credit facility to the Borrower. Each capitalized term used herein, that is not defined herein, shall have the meaning ascribed thereto in the Credit Agreement.
B.    To induce the Lenders to extend credit to the Borrower, each Guarantor has unconditionally guaranteed the payment and performance of all of the Borrower's obligations to the Agent and the Lenders (the provisions of Article IV of the Credit Agreement and each other provision thereof applicable to the Guarantors, as amended, modified, supplemented, extended or restated, being referred to herein as, the “Guaranty”).
C.    The Borrower and the Guarantor has requested that the Agent and the Lenders amend the financial covenant set forth in Section 8.14(a) of the Credit Agreement for the period from the Third Amendment Effective Date and to but excluding November 6, 2011, and although the Agent and the Lenders are under no obligation to do so, the Agent and the Lenders are willing to amend the Credit Agreement in accordance with the terms, and subject to the conditions, set forth herein.
AGREEMENT
The parties to this Amendment, intending to be legally bound, hereby agree as follows:
1.Incorporation of Recitals. Each of the above recitals is incorporated herein as true and correct and is relied upon by the Agent and each Lender in agreeing to the terms of this Amendment.

2.Amendment to Credit Agreement.

a.Section 8.14(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)    Minimum Consolidated Liquidity. Permit or allow, at any time during the period from May 11, 2011 to but excluding November 6, 2011, the Borrower's unrestricted cash and cash equivalents, on a consolidated basis, to be less than

$125,000,000. At any time thereafter, permit or allow the Borrower's unrestricted cash and cash equivalents, on a consolidated basis, to be less than the lesser of (i) $225,000,000 or (ii) an amount equal to the sum of (A) $50,000,000 plus (B) an amount equal fifty percent (50%) of the Dollar Equivalent of the DB Credit Exposure at such time.”

3.Representations and Warranties. The Borrower and each Guarantor hereby represents and warrants, as of the date of this Amendment, for the benefit of the Agent and each Lender, that:

a.
the representations and warranties of each Loan Party set forth in the Credit Agreement or any other Loan Document were true and correct when made and remain true, correct and complete in all material respects as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true, correct and complete in all material respects as of such earlier date); provided that the foregoing materiality qualifications shall not apply to any representations or warranties that are qualified by materiality in the text thereof;

b.
the Loan Parties have the authority to execute this Amendment and the execution, delivery, and performance by the Loan Parties of this Amendment and the other documents, instruments and agreements delivered or to be delivered in connection herewith (i) are within the corporate or limited liability company powers of each Loan Party and have been duly authorized by all necessary corporate or limited liability company action on the part of each Loan Party, (ii) do not require any governmental or third party consents, except those which have been duly obtained and are in full force and effect, (iii) do not and will not conflict with any requirement of Law, any Loan Party's operating agreement, certificate or articles of incorporation, bylaws, partnership agreement, minutes or resolutions, (iv) after giving effect to this Amendment, do not result in any breach of or constitute a default under any agreement or instrument to which any Loan Party or any of their respective Subsidiaries is a party or by which they or any of their respective properties are bound, and (v) do not result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon any of the assets or properties of any Loan Party;

c.
this Amendment and the other instruments and agreements delivered or to be delivered by any Loan Party in connection herewith have been duly executed and delivered by each Loan Party and constitute the legal, valid, and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with their respective terms, except to the extent that (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors, (ii) enforcement may be subject to general principles of equity, and (iii) the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceedings for such remedies may be brought;

d.
no event has occurred or failed to occur that is, or, with notice or lapse of time or both would constitute, a Default, an Event of Default, or a breach or failure of any condition under any Loan Document; and

e.
after giving effect to this Amendment, no Loan Party has any offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to their respective liabilities, obligations and indebtedness arising under or in connection with any Loan Documents.

4.Conditions Precedent. The Borrower and each Guarantor understand and agree that this Amendment shall not be effective until each of the following conditions precedent has been satisfied, or waived in writing by the Agent (in the Agent's sole discretion):

a.	The Borrower, each Guarantor and the Required Lenders shall have executed and delivered to the Agent, this Amendment;

b.
The representations and warranties of the Borrower and each Guarantor under the Credit Agreement, the other Loan Documents and this Amendment, as applicable, shall be true and correct in all material respects as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true, correct and complete in all material respects as of such earlier date); provided that the foregoing materiality qualifications shall not apply to any representations or warranties that are qualified by materiality in the text thereof;

c.	The Agent shall have received for the account of the Lenders, in immediately available funds, a fee in the amount of $5,000 which fee shall be non-refundable and fully earned upon receipt; and

d.
The Agent shall have received in immediately available funds, all out-of-pocket costs and expenses (including reasonable attorneys' fees and costs) incurred by the Agent in connection with this Amendment and the transactions contemplated hereby and invoiced to the Borrower prior to the date on which this Amendment is otherwise to become effective; provided that the failure to invoice any such amounts to the Borrower prior to such date shall not preclude the Agent from seeking reimbursement of such amounts, or excuse the Borrower from paying or reimbursing such amounts, following the effective date of this Amendment.

5.Confirmation of Guaranty. Each Guarantor ratifies and reaffirms its obligations under the Guaranty and each and every term, condition, and provision of the Guaranty. Each Guarantor further represents and warrants that it has no defenses or claims against the Agent or any Lender that would or might affect the enforceability of the Guaranty and that the Guaranty remains in full force and effect.

6.Ratification and Confirmation of Loan Documents. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or any other Loan Document, and shall not shall not operate as a waiver of any right, power, or remedy of the Agent or any Lender under the Credit Agreement or any other Loan Document. Except as expressly set forth herein, the Credit Agreement, all promissory notes, guaranties, security agreements, and all other instruments, documents and agreements entered into in connection with the Credit Agreement and each other Loan Document shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed by the Borrower and each other Loan Party in all respects.

7.No Waivers. This Amendment: (a) in no way shall be deemed to be a consent or an agreement on the part of the Agent or any Lender to waive any covenant, liability or obligation of the

Borrower, any Guarantor or any third party or to waive any right, power, or remedy of the Agent or any Lender; (b) in no way shall be deemed to imply a willingness on the part of the Agent or any Lender to agree to any similar or other future consents, amendments or modifications to any of the terms and conditions of the Credit Agreement or the other Loan Documents; (c) shall not in any way, prejudice, limit, impair or otherwise affect any rights or remedies of the Agent or any Lender under the Credit Agreement or any of the other Loan Documents, including, without limitation, the Agent's or any Lender's right to demand strict performance of the Borrower's and each Guarantor's liabilities and Obligations at all times before and after the date of this Amendment; (d) in no way shall obligate the Agent or any Lender to make any future waivers, consents or modifications to the Credit Agreement or any other Loan Document; and (e) is not a continuing waiver with respect to any failure to perform any Obligation. Each Loan Party acknowledges and agrees that: (i) the Credit Agreement has not been amended or modified in any way by this Amendment, except as expressly set forth herein, (ii) neither the Agent nor any Lender waives any failure by any Loan Party to perform its Obligations under the Loan Documents, (iii) neither the Agent nor any Lender waives compliance with any obligations or undertakings under the Credit Agreement, and (iv) the Agent and each Lender is relying upon each Loan Party's representations, warranties and agreements, as set forth herein and in the Loan Documents in providing this Amendment. Nothing in this Amendment shall constitute a satisfaction of the Borrower's or any Guarantor's Obligations.

8.Miscellaneous. The Borrower and each Guarantor acknowledge and agree that the representations and warranties set forth herein are material inducements to the Agent and the Lenders to deliver this Amendment. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective permitted successors and assigns. This Amendment and the Credit Agreement shall be read together as one document. No course of dealing on the part of the Agent, the Lenders or any of their respective officers, nor any failure or delay in the exercise of any right by the Agent or the Lenders, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. The failure at any time to require strict performance by the Borrower or any Guarantor of any provision of the Loan Documents shall not affect any right of the Agent or the Lenders thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of the Agent, and or the Lenders, as applicable. No other person or entity, other than the Agent and the Lenders, shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third party beneficiary hereunder. This Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules. If any provision of this Amendment or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed therefrom, and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been a part thereof. This Amendment may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the Borrower, the Guarantors, the Agent and the Required Lenders have caused this Amendment to be executed as of the date first written above.

The “Borrower” SUNPOWER CORPORATION By:/s/ Dennis V. Arriola Name: Dennis V. Arriola Title: EVP & CFO
The “Guarantors” SUNPOWER CORPORATION, SYSTEMS By:/s/ Dennis V. Arriola Name: Dennis V. Arriola Title: SVP & CFO
SUNPOWER NORTH AMERICA, LLC By: SunPower Corporation, its sole member By:/s/ Dennis V. Arriola Name: Dennis V. Arriola Title: CFO

[Signature Page to Third Amendment to Credit Agreement]

The “Agent” UNION BANK, N.A., as Administrative Agent By:/s/ J. William Bloore Name: J. William Bloore Title: Vice President
The “Lenders” UNION BANK, N.A., as a lender By: /s/ J. William Bloore Name: J. William Bloore Title: Vice President

[Signature Page to Third Amendment to Credit Agreement]

The “Lenders” HSBC BANK USA, NATIONAL ASSOCIATION, as a lender By:/s/ Jason A. Huck Name: Jason A. Huck Title: VP Global Relationship Manager HSBC Bank USA

[Signature Page to Third Amendment to Credit Agreement]